UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Cray Inc. held its Annual Meeting of Shareholders on June 9, 2010 (i) to elect eight directors to the Board of Directors, each to serve a one-year term and (ii) to ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for 2010. As of April 5, 2010, the record date for the Annual Meeting, there were 35,440,006 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 31,486,513 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

(i)	The Company’s directors were elected as follows:

Names	Votes For	Withheld	Broker Non-Votes
William C. Blake	24,888,759	401,937	6,195,817
John B. Jones, Jr.	24,820,496	470,200	6,195,817
Stephen C. Kiely	24,728,507	562,189	6,195,817
Frank L. Lederman	24,759,670	531,026	6,195,817
Sally G. Narodick	24,864,741	425,955	6,195,817
Daniel C. Regis	24,807,617	483,079	6,195,817
Stephen C. Richards	24,834,385	456,311	6,195,817
Peter J. Ungaro	24,885,825	404,871	6,195,817

(ii)	The selection of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for 2010 was ratified by shareholders. The number of votes for, the number of votes against and the number of abstentions with respect to the ratification of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for 2010 were as follows:

Number of Votes For	Number of Votes Against	Abstentions
31,127,968	106,864	251,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2010

Cray Inc.

By:	/s/ Michael C. Piraino Michael C. Piraino Vice President and General Counsel